UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 3, 2006, Kulicke and Soffa Industries, Inc. (“K&S”) completed the previously announced acquisition from Dover Technologies International, Inc. (“Dover”), a subsidiary of Dover Corporation, of Alphasem Holding Ltd. Liab. Co., Berg (Switzerland) and Alphasem Corporation, as well as the business of Alphasem Asia Pte. Ltd., Singapore. K&S and Dover have agreed that K&S will acquire the Suzhou, China assets of Alphasem on December 31, 2006. The business acquired is a leading supplier of die bonders. The consideration for the acquisition was approximately $27.1 million in cash, after a working capital adjustment and subject to further post closing adjustments. The transaction was completed pursuant to a Master Sale and Purchase Agreement (the “Agreement”) dated as of October 11, 2006 between Dover and K&S. The Agreement is Exhibit 2.1 to this report and is incorporated herein by reference.

Subject to certain limitations and conditions, Dover has agreed to indemnify K&S for losses related to breaches of certain representations, warranties and covenants in the Agreement and certain other matters specified in the Agreement. The representations and warranties contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties were in certain instances made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and are in certain instances subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Accordingly, they may not be relied upon by investors as statements of factual information.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Any financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

Any pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Master Sale and Purchase Agreement between Dover Technologies International, Inc. and Kulicke and Soffa Industries, Inc. dated as of October 11, 2006.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a supplementary copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 7, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Maurice E. Carson
Name:	Maurice E. Carson
Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Master Sale and Purchase Agreement between Dover Technologies International, Inc. and Kulicke and Soffa Industries, Inc. dated as of October 11, 2006.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a supplementary copy of any omitted schedule to the Securities and Exchange Commission upon request.